UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2026

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Waterview Drive

Shelton, Connecticut 06484

(Address of principal executive offices)

(203) 922-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2026 (the “Amendment Date”), Pitney Bowes Inc. (the “Company”), and certain other subsidiaries of the Company, entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of February 7, 2025 (as amended prior to the date hereof and as further amended by the Amendment, the “Credit Agreement”), among the Company, the Loan Parties party thereto, the Lenders and Issuing Banks party thereto and Bank of America, N.A., as the administrative agent.

The Amendment provides for an additional $150 million of incremental tranche A term loans (the “Incremental Term Loans”), resulting in $302 million total aggregate borrowings of tranche A term loans as of the Amendment Date. The proceeds of the Incremental Term Loans were used, together with existing cash and other sources of liquidity, to redeem in full the Company’s $347 million aggregate principal amount of 6.875% Senior Notes due March 2027 (the “2027 Notes”) and to pay fees, costs and expenses related to the Amendment and the transactions contemplated by the Amendment. The Incremental Term Loans have the same maturity and terms as the existing tranche A term loans under the Company’s Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 25, 2026, the Company issued a press release announcing the Company’s entry into the Amendment and the redemption of the 2027 Notes. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment, dated as of June 23, 2026, among the Company, the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press release of Pitney Bowes Inc., dated June 25, 2026.

104	The cover page of Pitney Bowes Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: June 25, 2026	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
	Title:	Executive Vice President, General Counsel and Corporate Secretary